EXHIBIT 10(iii)(A)(62)

The Interpublic Restricted Cash Plan
THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), hereby grants to the Participant named below a restricted cash award (the “Award”). The terms and conditions of the Award are set forth in this Award Agreement (the “Agreement”) and in The Interpublic Restricted Cash Plan (the “Plan”), which is attached hereto as Exhibit A. This Agreement is the Award Letter referenced in the Plan.

Date of Award	< >	Participant's Name	< >
Amount to be Paid Upon Vesting		< >
Vesting Date
< >

Subject to the (i) provisions of the Plan and (ii) Participant's execution of the non-solicitation and non-service agreement that is attached hereto as Exhibit B, the scheduled vesting date is the date set forth above. Except as otherwise provided in this Agreement or the Plan, if the Participant terminates employment with the Company and its Affiliates before any portion of this Award becomes vested, the unvested portion shall be forfeited. Under all circumstances, vesting of the award is subject to the Participant's execution of this Agreement and Exhibit B.

Payment Date
Subject to the vesting conditions set forth herein, the Amount set forth above shall be paid to the Participant during the calendar year prescribed by Section 8(b) of the Plan no later than the last day of the applicable “2 ½ month period” set forth in Treas. Reg. Section 1.409A-1(b)(4)(i)(A).

The provisions of the Plan are incorporated herein by reference. All capitalized terms that are not defined in this Agreement have the meanings set forth in the Plan. Except as expressly provided herein, in case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Please (i) review the rest of this Agreement, the Plan document and the non-solicitation and non-service agreement attached hereto as Exhibit B, and (ii) execute the Agreement and Exhibit B by checking the box below.

By checking the box below, you are effectively executing and agree to be bound by the terms and conditions of (i) this Agreement (including the terms under “Forfeiture of Award”) and (ii) the non-solicitation and non-service agreement attached hereto as Exhibit B.
The Interpublic Group of Companies, Inc.

Ken Lareau
Vice President, Global Executive Compensation
I have read this Agreement, the Plan, and Exhibit B and I understand and agree to their terms and conditions.

____________________________________
Participant's Signature

The Interpublic Restricted Cash Plan
Restricted Cash Award Agreement

The following terms and conditions supplement the terms of the Plan:

Withholding
As set forth in the Plan, the Company may be required to withhold income and employment taxes when the Award is paid to the Participant. The Participant (or Beneficiary, if applicable) remains responsible at all times for paying any income and employment taxes with respect to this Award. If the Participant relocates to another jurisdiction, the Participant is responsible for notifying the Company of such relocation and for complying with all applicable tax requirements. Neither the Company nor any of its Affiliates are responsible for any liability or penalty relating to taxes (including excise taxes) on compensation (including imputed compensation) or other income attributed to the Participant (or a Beneficiary) pursuant to this Agreement, whether as a result of the Participant failing to make timely payments of tax or otherwise.

Forfeiture of Award
Before accepting this Award, the Participant must disclose to the Company in writing all grants to the Participant of options, shares and other equity rights with respect to any Subsidiary of the Company (“Subsidiary Grants”) that are still outstanding. Failure to disclose in writing the existence of any such outstanding Subsidiary Grants shall result in immediate cancellation and forfeiture of the Award set forth in this Agreement, unless the Compensation Committee determines in its sole discretion that such failure was reasonable under the circumstances.

Interpretation and Construction
This Agreement and the Plan shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including, but not limited to, correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.

Entire Understanding
This Agreement, the Award Letter from Interpublic, the terms of the Plan and the non-solicitation and non-service agreement attached hereto as Exhibit B constitute the entire understanding between the Participant and the Company and its Affiliates regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded.